EXHIBIT 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Caroline Dorsa and M. Courtney McCormick, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as a Director or Officer or both, as the case may be, of Public Service Enterprise Group Incorporated (“PSEG”) to sign the registration statement on Form S-8 to be filed by PSEG with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of 2,000,000 shares of PSEG’s Common Stock without par value, (which shares are to be offered pursuant to the Public Service Enterprise Group Incorporated Employee Savings Plan), and any and all amendments of such registration statement.

IN WITNESS WHEREOF, the undersigned has executed this instrument, this 17th day of February, 2015.

/s/ RALPH IZZO	/s/ THOMAS A. RENYI
Ralph Izzo	Thomas A. Renyi

/s/ CAROLINE DORSA	/s/ HAK CHEOL SHIN
Caroline Dorsa	Hak Cheol Shin

/s/ ALBERT R. GAMPER, JR.	/s/ RICHARD J. SWIFT
Albert R. Gamper, Jr.	Richard J. Swift

/s/ WILLIAM V. HICKEY	/s/ SUSAN TOMASKY
William V. Hickey	Susan Tomasky

/s/ SHIRLEY ANN JACKSON	/s/ ALFRED W. ZOLLAR
Shirley Ann Jackson	Alfred W. Zollar

/s/ DAVID LILLEY
David Lilley

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